CARSO GLOBAL TELECOM, S.A. de C.V.

AND

THE BANK OF NEW YORK, as Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY RECEIPTS

AMENDED AND RESTATED DEPOSIT AGREEMENT

Dated as of December ___, 2003

AMENDED AND RESTATED DEPOSIT AGREEMENT

THIS AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of December ___, 2003, among CARSO GLOBAL TELECOM, S.A. de C.V.,  (sociedad anónima de capital variable) organized under the laws of the United Mexican States (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all OWNERS AND BENEFICIAL OWNERS from time to time of American Depositary Receipts (as hereinafter defined) issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company and Citibank, N.A. entered into a deposit agreement dated as of August 9, 1996 (the “Original Deposit Agreement”) for the purposes set forth in that agreement; and

WHEREAS, pursuant to the terms of the Original Deposit Agreement, the Company removed Citibank, N.A. as depositary under the Original Deposit Agreement and appointed the Depositary as successor depositary and the Depositary has accepted that appointment; and

WHEREAS, the Company and the Depositary now wish to amend and restate the Original Deposit Agreement pursuant to Section 6.01 of the Original Deposit Agreement; and

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of CPOs (as hereinafter defined), from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the CPOs so deposited (subject to the terms and conditions of this Deposit Agreement) and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A to this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto that the Original Deposit Agreement is hereby amended and restated as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1

Certain Terms Defined.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement.  A defined term importing the singular includes the plural and vice versa.

The term “Affiliate” shall have the meaning assigned thereto under Regulation C of the Securities Act.

The term “American Depositary Shares” shall mean the rights evidenced by the Receipts issued hereunder, including the interests in the Deposited Securities granted to the Owners pursuant to the terms and conditions of this Agreement.  Each American Depositary Share shall represent the right to receive the number of CPOs as specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the right to receive the amount of Deposited Securities specified in such Sections.

The term “Beneficial Owner” shall have the meaning assigned thereto under Section 13(d) of the Exchange Act.

The term “Business Day” shall mean any day other than Saturday, Sunday or a day when commercial banks are authorized to be closed by law in Mexico City or New York City.

The term “Bylaws” shall mean the estatutos sociales of the Company, as the same may be amended from time to time.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

The term “Company” shall mean Carso Global Telecom, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States, having its principal offices at Avenida Insurgentes Sur 3500, P.B. Colonia Pena Pobre, 14060 México D.F., and its successors.

The term “Common Representative” shall mean Banco Internacional S.A., Institución de Banca Múltiple, Grupo Financiero Bital, or any other institution which may be appointed from time to time as the common representative of the holders of CPOs.

The term “CPOs” shall mean the non-redeemable Certificados de Participacion Ordinarios issued by the CPO Trustee pursuant to the CPO Trust Agreement, and shall include evidence of rights to receive CPOs.  Each CPO represents financial interests in one Share.

The term “CPO Trust” shall mean the Mexican trust created by the CPO Trust Agreement.

The term “CPO Trust Agreement” shall mean the agreement dated March 18, 1996 between Grupo Carso, S.A. de C.V., as settler, and Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, as trustee, and acknowledged by S.D. Indeval, S.A. de C.V.

The term “CPO Trustee” shall mean Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, as Trustee for the CPO Trust, or its successor as such trustee.

The term “Custodian” shall mean, as of the date hereof, Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa having its principal office at Paseo de las Palmas 736, Lomas de Chapultepec, 11000 Mexico, D.F., as Custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other entity, firm or corporation which may hereafter be appointed by the Depositary pursuant to Section 5.05 as substitute custodian hereunder.

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (i) one or more book-entry transfers of American Depositary Shares to an account or accounts at The Depository Trust Company (“DTC”) designated by the person entitled to such delivery or (ii) if requested by the person entitled to such delivery, delivery at the Depositary’s Office (as hereinafter defined) of one or more Receipts.

The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

The term “Depositary” shall mean The Bank of New York, a New York banking corporation, currently having its office for the administration of its American depositary receipt business (the “Depositary’s Office”) at 101 Barclay Street, New York, New York 10286, and its successors as depositary hereunder pursuant to Section 5.04.

The term “Deposited Securities” as of any time shall mean all CPOs at such time deposited under this Deposit Agreement and any and all other securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of CPOs, other securities, property or cash previously received by the Depositary or the Custodian and at such time held hereunder.

The term “Directors” shall mean the directors of the Company.

The term “Indeval” shall mean S.D. Indeval, S.A. de C.V. Institución para el Deposito de Valores, the Mexican securities depository institution, and any successor which performs substantially identical functions in Mexico.

The term “Owner” shall mean the person or persons in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

The term “Pesos” or the symbol “p” shall mean pesos of the United Mexican States.

The term “Pre-Release” shall have the meaning set forth in Section 2.09.

The term “Receipt Registrar” shall mean the Depositary, or any other bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the Company, to register transfers of Receipts and to countersign Receipts as herein provided, and shall include any co-registrar appointed by the Depositary upon the request or with the approval of the Company for such purposes.

The term “Receipts” or “American Depositary Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

The term “Regulation S” shall mean Rules 901 through 904, inclusive, under the Securities Act of 1933, as such Rules may from time to time be amended.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

The term “Securities Exchange Act of 1934” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

The term “Shares” shall mean the Series A-1 common shares, no par value, of the Company; provided, however, that if there shall occur any change in par value, split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange, replacement or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter mean the successor securities resulting from such change in par value, split-up or consolidation or any other such reclassification or exchange or conversion.

The term “surrender”, when used with respect to Receipts, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary or (ii) surrender to the Depositary at the Depositary’s Office of one or more Receipts.

The term “U.S. dollars” or the symbol “$” shall mean United States dollars.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF CPOs, EXECUTION
AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1

Form and Transferability of Receipts.

Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A hereto, with appropriate insertions, modifications and omissions as hereinafter provided.  Receipts may be issued in denominations of whole numbers of American Depositary Shares only.  Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Receipt Registrar or co-registrar shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized signatory of the Receipt Registrar or any co-registrar.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if a Receipt Registrar shall have been appointed, by the manual signature of a duly authorized signatory of the Receipt Registrar or any co-registrar.  If a Receipt Registrar shall have been appointed, Receipts bearing the facsimile signature of anyone who was at any time a duly authorized signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to be a duly authorized signatory of the Depositary prior to the signature of the Receipt Registrar or any co-registrar and delivery of such Receipts, or was not a duly authorized signatory of the Depositary at the date of issuance of such Receipts.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder or required to comply with any applicable laws or regulations or with the rules and regulations of any securities exchange upon which the American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

The Receipts shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company which are not Receipts issued hereunder.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution of dividends or other distributions in respect of the Deposited Securities, or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2

Deposit of CPOs.

Subject to the terms and conditions of this Deposit Agreement, CPOs may be deposited by (i) transfer of CPOs through Indeval to the account of the Custodian maintained for such purposes, or (ii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such CPOs to be transferred to such account, in any case accompanied by delivery to the Custodian of any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications, payments and evidence of such payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and together, with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposited CPOs.

If required by the Depositary, CPOs presented for deposit at any time, whether or not the transfer books of the Company or the Receipt Registrar, if applicable, are closed, shall also be accompanied by (i) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend in respect of such CPOs, or right to subscribe for additional CPOs or to receive other property which any person in whose name the CPOs are or have been registered may thereafter receive upon or in respect of such deposited CPOs, or, in lieu thereof, such agreement of indemnity or other agreements shall be satisfactory to the Depositary, and (ii) if the CPOs are registered in the name of the person on whose behalf they are deposited, a proxy or proxies entitling the Custodian to vote such deposited CPOs for any and all purposes until the CPOs are registered in the name of the Custodian or its nominee.

At the request, risk and expense of any holder of CPOs, and for the account of such holder, the Depositary may receive evidence that CPOs have been transferred or that irrevocable instructions have been given to cause the transfer of such CPOs to the account of the Custodian, together with the other documents and payments herein specified, for the purpose of forwarding such CPOs to the Custodian for deposit hereunder.

Upon transfer to the Custodian of CPOs to be deposited hereunder, or delivery to the Custodian of irrevocable instructions therefor, together in either case with the other documents and payments herein specified, the Custodian shall, as soon as practicable, obtain confirmation of registration of, or registration of transfer of, the CPOs being deposited in the name of the Custodian or its nominee, at the cost and expense of the holder making such deposit.

Deposited Securities shall be held by the Depositary, or by the Custodian for the account and to the order of the Depositary, at such place or places as the Depositary shall determine.  The Depositary will not deliver CPOs, except upon the receipt and cancellation of Receipts or in a surrender to the Company in a transaction covered by Section 4.08.

SECTION 2.3

Execution and Delivery of Receipts.

Upon receipt by the Custodian of any deposit pursuant to Section 2.02 (and in addition, if the transfer books of the CPO Trust or Receipt Registrar, if applicable, are open, or if the Depositary so requires, a proper acknowledgement or other evidence from the Company satisfactory to the Depositary that any deposited CPOs have been recorded upon the books of the Company or the Receipt Registrar in the name of the Custodian or nominee), together with the other documents and payments required as specified above, the Custodian shall notify the Depositary of such deposit, the person or persons to whom or upon whose written order a Receipt or Receipts is or are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at the Depositary’s Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts registered in the name or names of, and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary by such person or persons of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, and of all taxes, duties and other governmental charges and fees payable (whether by the Depositary, the Custodian or a nominee of either of them) in connection with such deposit, the transfer of the deposited CPOs and the issuance of such Receipt or Receipts.

SECTION 2.4

Transfer of Receipts; Combinations and Split-ups of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon any surrender at the Depositary’s Office of a Receipt by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law.  Thereupon, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender at the Depositary’s Office of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

SECTION 2.5

Surrender of Receipts and Withdrawal of Deposited Securities.

Upon surrender at the Depositary’s Office of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of Receipts against withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement and the Deposited Securities, the Owner of such Receipt shall be entitled to (i) with respect to the CPOs evidenced by such Receipt, transfer, through Indeval, of such CPOs to an account at Indeval in the name of the Owner or such other name as the Owner may direct and (ii) physical delivery, to or upon the order of such Owner, of any other Deposited Securities at the time represented by such Receipt.

Delivery of such Deposited Securities (if made by physical delivery of certificates for securities) may be made by the delivery of certificates in the name of such Owner or as ordered by such Owner or by certificates properly endorsed or accompanied by proper instruments of transfer.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause (i) the transfer of the CPOs represented by such Receipt to an account in the name of the Owner or such other name as the Owner may direct and (ii) any other Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the Mexico City office of the Custodian, subject to Sections 2.06, 3.01, 3.02 and 5.09 hereof and pursuant to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the Deposited Securities (including evidence of transfer of the CPOs) at the time represented by such Receipt, except that the Depositary may, in its discretion, make delivery to such person or persons at the Depositary’s Office of any evidence of transfer, cash, dividends, distributions or rights with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any such cash, dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property comprising, and to forward any certificate or certificates and other proper documents of title for, the Deposited Securities (including evidence of transfer of the CPOs) represented by such Receipts to the Depositary for delivery at the Depositary’s Office.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.6

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require (i) payment from the Owner, the presenter of the Receipt or the depositor of CPOs of a sum sufficient to reimburse it for any tax, duty or other governmental charge payable with respect thereto (including any such tax, duty or other governmental charge with respect to CPOs being deposited, to the Receipts being issued or to Deposited Securities being withdrawn) and any transfer or registration fees in effect for the registration or registration of transfers of CPOs generally on the register of the CPO Trust or Receipt Registrar; (ii) payment of any applicable fees as herein provided; (iii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iv) compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

The delivery of Receipts against deposits of CPOs generally may be suspended, or the delivery of Receipts against the deposit of particular CPOs may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the CPO Trust or Receipt Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary, the CPO Trustee, the Company or Receipt Registrar at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or any securities exchange on which the American Depositary Shares or CPOs are listed, or under any provision of the Receipts or of this Deposit Agreement, or for any other reason.

Notwithstanding the foregoing sentence or any other provision of this Deposit Agreement to the contrary, Owners shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I.A.(1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act of 1933.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any CPOs which, if sold by the holder thereof in the United States (as defined in Regulation S), would be subject to the registration provisions of the Securities Act of 1933 unless a registration statement is in effect as to such CPOs or such sale would be exempt from such provisions.  The Depositary shall comply with written instructions of the Company not to accept for deposit hereunder any CPOs identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

SECTION 2.7

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt evidencing the same number of CPOs, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the Owner thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.8

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so canceled in accordance with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.

SECTION 2.9

Pre-Release.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of CPOs pursuant to Section 2.02 (“Pre-Release”).  The Depositary may, pursuant to Section 2.05, deliver CPOs upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of CPOs in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) owns the CPOs or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such CPOs or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such CPOs or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such CPOs or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) Business Days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of CPOs not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the CPOs deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set U.S. dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver CPOs or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE III

CERTAIN OBLIGATIONS OF OWNERS AND
BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.1

Filing Proofs, Certificates and Other Information.

Any person presenting CPOs for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information relating to the registration on the books of the CPO Trust or Receipt Registrar, if applicable, of the CPOs presented for deposit, to execute and deliver to the Depositary or the Custodian such certificates, and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian.  The Depositary may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities underlying such Receipt until the foregoing is accomplished to the Depositary’s reasonable satisfaction.  The Depositary shall provide the Company, upon the Company’s request, in a timely manner, with copies of any such proofs of citizenship or residence, or exchange control approval that it receives, unless that disclosure is not permitted under applicable law.

SECTION 3.2

Liability of Owner or Beneficial Owner for Taxes.

Any tax, duty or other governmental charge or expense payable by the Custodian, the Depositary or the nominee or nominees of either as the registered holder of any Deposited Securities underlying any Receipt shall be payable by the Owner or Beneficial Owner of such Receipt, who shall pay the amount thereof to the Depositary.  The Depositary may refuse to effect registration of transfer of such Receipt or any transfer or withdrawal of Deposited Securities underlying such Receipt until such payment is made, and may withhold any cash dividends or other cash distributions constituting Deposited Securities underlying such Receipt, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the other Deposited Securities underlying such Receipt, and may apply such cash or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting any such sale), the Owner or Beneficial Owner of such Receipt remaining liable for any deficiency.

SECTION 3.3

Representations and Warranties on Deposit of CPOs.

Every person depositing CPOs under this Deposit Agreement shall be deemed thereby to represent and warrant that such CPOs and the underlying Shares and each certificate therefor, if any, are validly issued and outstanding, fully paid, non-assessable, that all preemptive rights, if any, with respect to such CPOs and Shares have been validly waived or exercised, and that the person making such deposit is duly authorized so to do.  Every such person (other than the Company) shall also be deemed to represent that the deposit of those CPOs and the public sale of American Depositary Shares representing those CPOs are not restricted under the securities laws of the United States.  All such representations and warranties shall survive the deposit or withdrawal of CPOs and issuance or cancellation of Receipts therefor.

SECTION 3.4

Disclosure of Interests.

To the extent that provisions of or governing any Deposited Securities or applicable law may require the disclosure of beneficial or other ownership of Deposited Securities, or other securities of the Company and provide for blocking of Owner or Beneficial Owners’ transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary will comply with the reasonable and practicable instructions of the Company, as to Receipts in respect of any such enforcement or limitation.  Owners and Beneficial Owners shall comply with all such disclosure requirements and shall cooperate with the Depositary’s compliance with such instructions and by their holding of Receipts are deemed to consent to any such limitation or blocking of rights.

SECTION 3.5

Ownership Restrictions.

The Company may restrict transfers of the CPOs where such transfer might result in ownership of CPOs exceeding limits imposed by applicable law or the Bylaws or the CPO Trust.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of CPOs or Shares represented by the American Depositary Shares held by a single Owner or Beneficial Owner to exceed any such limits.  The Company may, with respect to the ownership interest of any Owner or Beneficial Owner in excess of the limitations set forth in the preceding sentence, in its sole discretion, instruct the Depositary to take any necessary and expedient action and the Depositary shall, to the extent practicable, take such action, including but not limited to a mandatory sale or disposition on behalf of an Owner or Beneficial Owner of CPOs represented by American Depositary Shares held by such Owner or Beneficial Owner, as the case may be, in excess of such limitations, if and to the extent such disposition is permitted by applicable law or the Bylaws or the CPO Trust.

ARTICLE IV

THE DEPOSITED SECURITIES

SECTION 4.1

Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, as promptly as practicable convert such dividend or distribution into U.S. dollars and shall distribute as promptly as practicable the amount thus received (net of the fees and expenses of the Depositary as provided in subsection 5.09(6)) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owner of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Company or the Depositary, as appropriate, will remit to the appropriate governmental agency in Mexico all amounts (if any) required to be withheld and owing to such agency.  The Depositary will as promptly as practicable forward to the Company or its agent such information from its records as the Company or its agent may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and either the Depositary, the Company or its agent may file any such reports necessary to obtain benefits under any applicable tax treaties for Owners.

SECTION 4.2

Distributions Other Than Cash, CPOs or Rights.

Subject to the applicable provisions of this Deposit Agreement, whenever the Depositary shall receive any distribution other than cash or CPOs or rights to instruct the CPO Trustee to subscribe for additional Shares, the Depositary shall cause the securities or property received by it to be distributed as promptly as practicable to the Owners entitled thereto (after deduction or upon payment of any taxes or other governmental charges and any fees and expenses of the Depositary as provided in subsection 5.09(6) or 5.09(7), as the case may be) in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including any securities law requirement or any requirement that the Company or the Depositary or the Custodian withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.  The Depositary need not make any distribution of securities under this Section 4.02 unless it has received an opinion of recognized U.S. counsel for the Company, addressed to the Depositary, to the effect that the distribution may be made without registration of the securities under the Securities Act of 1933 or that a registration statement is in effect under that Act that covers the distribution.

SECTION 4.3

Distribution in CPOs.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, CPOs, subject to the applicable provisions of this Deposit Agreement, the Depositary may, with the approval of the Company, and shall, if the Company shall so request, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of CPOs received as such dividend or distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of CPOs and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees and expenses of the Depositary as provided in subsections 5.09(5) and 5.09(6).  The Depositary may withhold any such distribution if it has not received reasonably satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall use reasonable efforts to sell the amount of CPOs or Shares underlying the amount of CPOs represented by the aggregate of such fractions and distribute as promptly as practicable the net proceeds, all in the manner and subject to the conditions described in Section 4.01.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional CPOs distributed upon the Deposited Securities represented thereby.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities an option to elect to receive dividends in fully paid CPOs instead of cash, the Depositary and the Company agree to consult to determine whether such option will be made available to the Owners of Receipts and, if such option is to be made available to Owners, the procedures to be followed.

SECTION 4.4

Rights Distributions.

In the event that the Company shall offer or cause to be offered to the holders of any Shares any rights to subscribe for additional Shares and the CPO Trustee, as a holder of Shares, offers to holders of CPOs the right to instruct the CPO Trustee to subscribe for such holders’ proportionate share of such additional Shares, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to the Owners of Receipts or in disposing of such rights on behalf of such Owners and making the net proceeds available in U.S. dollars to such Owners; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)

if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Owners by means of warrants or otherwise and the Company and the Depositary have entered into a separate agreement relating to that rights offering, the Depositary shall distribute as promptly as practicable warrants or other instruments therefor in such form as it may determine to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Owners; or

(ii)

if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to all or certain Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary will use its reasonable efforts to sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and will allocate the net proceeds of such sales for the account of the Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions, the date of delivery of any Receipt or Receipts or otherwise and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.01 hereof.

If a registration statement under the Securities Act of 1933 is required with respect to the securities to which any rights relate in order for the Company to offer such rights to Owners and sell the securities represented by such rights, the Depositary will not offer such rights to Owners unless and until such a registration statement is in effect, or unless the offering and sale of such securities and such rights to such Owners are exempt from registration under the provisions of such Act, as confirmed by an opinion of recognized U.S. counsel for the Company addressed to the Depositary.

SECTION 4.5

Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars, and such U.S. dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such U.S. dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or otherwise and shall be net of any expenses of conversion into U.S. dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall promptly file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Owners entitled to receive the same uninvested and without liability for interest thereon.

SECTION 4.6

Fixing of Record Date.

Whenever the Depositary shall receive notice of the fixing of a record date by the Company or the CPO Trustee for the determination of holders of CPOs, Shares or other Deposited Securities, whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of CPOs that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of CPOs, Shares or other Deposited Securities, or whenever the Depositary finds it necessary or convenient, the Depositary shall, after consultation with the Company, fix a record date, which date shall, to the extent practicable, be the same as the record date fixed by the Company or Indeval for the determination of the Owners who shall be (a) entitled (i) to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, (ii) to give instructions for the exercise of voting rights at any such meeting or (iii) to receive American Depositary Shares representing such changed number of CPOs, or (b) responsible for any fee or charges assessed by the Depositary pursuant to this Deposit Agreement.  Subject to the provisions of Sections 4.01 through 4.04 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to give voting instructions in proportion to the number of American Depositary Shares held by them, respectively.

SECTION 4.7

Voting of Deposited Securities.

Upon receipt from the Company of notice of any meeting of holders of Shares or Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, fix a record date as provided in Section 4.06 and mail to the Owners a notice which shall contain (i) such information as is contained in such notice of meeting received by the Depositary from the Company, (ii) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Mexican law or the CPO Trust or the Bylaws, to instruct the Depositary as to the exercise of the voting rights, or right to give voting instructions, if any, pertaining to the amount of Shares or Deposited Securities represented by their respective American Depositary Shares and (iii) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received.  Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted or to give voting instructions with respect to the amount of Deposited Securities underlying the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.  If such instructions are set forth, the Depositary shall not vote or attempt to exercise the right to vote that attaches to those CPOs or other Deposited Securities other than in accordance with such instructions or deemed instructions.  If no instructions are received by the Depositary from any Owner, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote or give voting instructions with respect to such Deposited Securities; provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information promptly in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such proxy would materially and adversely affect the rights of holders of CPOs.  In the event that the Company does so inform the Depositary in writing of the existence of any of the foregoing circumstances (x), (y) or (z), then the Depositary shall deem such Owner to have so instructed the Depositary to vote or to give voting instructions with respect to or cause the Custodian to vote or give voting instructions with respect to such Deposited Securities in the same manner as holders of the majority of the class of Deposited Securities voted at the relevant meeting.

Subject to the rules of any securities exchange or market on which American Depositary Shares or the Deposited Securities represented thereby are listed or traded, at least two (2) Business Days prior to the date of such meeting or date for giving such instructions, the Depositary shall if requested by the Company deliver to the Company, to the attention of its secretary, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, or give voting instructions with respect to, the Deposited Securities.  Delivery of instructions will be made at the expense of the Company provided that payment of such expense shall not be a condition precedent to the obligations of the Depositary under this section.

Whenever any Owner gives a notice to the Depositary containing a request for a meeting of holders of CPOs concerning any business of the CPO Trust or at which holders of CPOs may be entitled to vote, the Depositary shall give or cause to be given notice to the Common Representative containing such request in the same form as provided in the notice from such Owner.  Such notice shall state that it is given in the Depositary’s capacity as the holder of that number of CPOs represented by the American Depositary Shares evidenced by the Receipts held by such Owner.

There can be no assurance that Owners generally or any Owner in particular will receive the notice required by this Section 4.07 sufficiently prior to the date established by the Depositary to ensure that the Depositary will be able to vote or give voting instructions with respect the Deposited Securities in accordance with this Section 4.07.

SECTION 4.8

Changes Affecting Deposited Securities.

Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement and American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, with the approval of the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in CPOs or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9

Reports.

The Depositary shall make available for inspection by Owners at the Depositary’s Office, and at any other designated transfer offices English language versions of any reports or communications received from the Company or the CPO Trustee which are both (a) received by the Depositary or the Custodian or the nominee of either of them as the holder of the Deposited Securities in English language versions, and (b) made generally available to the holders of such Deposited Securities by the Company or the CPO Trustee.  The Depositary shall also send to Owners copies of such reports or communications when furnished by the Company pursuant to Section 5.06.

SECTION 4.10

Lists of Receipt Owners.

Upon the written request of the Company, the Depositary shall furnish to the Company, as promptly as practicable, a list, as of a recent date, of the names and addresses of, and holdings of American Depositary Shares by, all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11

Withholding.

Notwithstanding any other provision of this Deposit Agreement, if the Depositary determines that any distribution in property (including CPOs or Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including CPOs or Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or charges to the Owners entitled thereto in the manner described in Section 4.01 or Section 4.02, as the case may be.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at a transfer office in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfer and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at such transfer office for the registration of Receipts and transfer of Receipts which at all reasonable times shall be open for inspection by the Owners and the Company; provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement, the Receipts or the CPOs.

The Depositary may close the transfer books (a) after consultation with the Company, if closure is outside the ordinary course of business, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or (b) at the request of the Company.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Receipt Registrar, unless any other bank or trust company having an office in the Borough of Manhattan, The City of New York, shall have been appointed by the Company.  Upon the request or with the approval of the Company, the Depositary may appoint a Receipt Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges.  Such Receipt Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

The Depositary, upon the request or with the approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  Such co-transfer agents may be removed by the Depositary upon the request or with the approval of the Company and substitutes appointed by the Depositary upon the request or with the approval of the Company.  Each Receipt Registrar, co-registrar or co-transfer agent appointed under this Section 5.01 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled thereto but only to the extent that the Depositary would in similar circumstances be entitled so to require.

The Company shall have the right to inspect transfer and registration records of the Depositary relating to Receipts, to take copies thereof and to require the Depositary, the Receipt Registrar and any co-transfer agents or co-registrars to supply copies of such portions of those records as the Company may reasonably request.

SECTION 5.2

Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company, nor any of their respective controlling persons, directors, employees, agents, attorneys-in-fact or Affiliates, shall incur any liability to any Owner, Beneficial Owner or any other person in respect of any Receipt if, by reason of any provision of any present or future law or regulation of the United States, the United Mexican States or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision of  the Bylaws, or by reason of any provisions of any securities issued or distributed by the Company or the CPO Trustee, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstance beyond its control, the Depositary, the CPO Trustee or the Company or any of their respective directors, employees, agents, attorneys-in-fact or Affiliates shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents, attorneys-in-fact or Affiliates incur any liability to any Owner or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or for any other reason outside the control of the Depositary after use of reasonable efforts, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3

Obligations of the Depositary and the Company.

 The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to use its reasonable efforts exercised in good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that it agrees to use its reasonable efforts exercised in good faith in the performance of its obligations set forth in this Deposit Agreement.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it or them against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting CPOs for deposit, any Owner or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or for the effect of any such vote, provided that any such action or non-action is in good faith and in accordance with the terms of this Deposit Agreement.

Subject to this Deposit Agreement, the Depositary may own and deal in any class of securities of the Company and its Affiliates and in Receipts.

The Depositary shall not be liable to Owners or Beneficial Owners for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that, in connection with the issue out of which such potential liability arises, the Depositary used its reasonable efforts exercised in good faith to perform its duties while it acted as Depositary.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed as Depositary by the Company by sixty (60) days’ prior written notice of such removal, which shall become effective upon the later to occur of (i) the sixtieth (60th) day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts, together with copies of such records in relation to the Receipts as the Company may reasonably request.  Any such successor depositary shall mail notice of its appointment within thirty (30) days to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5

The Custodian.

The Depositary has appointed Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa as Custodian and agent of the Depositary for the purposes of this Deposit Agreement.  The Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and shall have no obligations to any Owners or Beneficial Owners.  The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least thirty (30) days prior to the date on which such resignation is to become effective.  The Depositary shall, promptly after receiving such notice, appoint a substitute custodian approved by the Company (such approval not to be unreasonably withheld), which shall thereafter be the Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute custodian approved by the Company (such approval not to be unreasonably withheld), which shall thereafter be the Custodian hereunder, and upon demand of the Depositary the previous Custodian shall deliver the Deposited Securities held by it to such substitute custodian.  Each such substitute custodian shall deliver to the Depositary forthwith upon its appointment an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor Depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor Depositary and the appointment of such successor Depositary shall in no way impair the authority of the Custodian hereunder; but the successor Depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give the Custodian full and complete power and authority as agent hereunder of such successor Depositary.

SECTION 5.6

Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of CPOs or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Custodian and the Depositary a copy in English of the notice thereof in the form given or to be given to holders of CPOs or other Deposited Securities.  The Company also will transmit to the Depositary and the Custodian an English language version of any report it makes generally available to holders of CPOs.

The Depositary will arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of CPOs and delivered to the Custodian by the Company pursuant to this Section 5.06 and, if requested in writing by the Company, arrange for the mailing of copies thereof to all Owners or, at the written request of the Company, make such notices, reports and communications available to all Owners on a basis similar to that for holders of CPOs, or on such other basis as the Company may advise the Depositary may be required by any applicable law or regulation or any requirement of any stock exchange to which the Company may be subject.

Prior to the date hereof, the Company shall have transmitted to the Custodian a copy of the Bylaws.  Thereafter, promptly upon any amendment thereto or change therein, the Company shall transmit to the Custodian a copy of the Bylaws as so amended or changed.  The Depositary may rely upon such copies for all purposes of this Deposit Agreement.  The Depositary will make such copies and a copy of this Deposit Agreement available for inspection by Owners at the Depositary’s Office and at any other designated transfer offices during regular business hours.

SECTION 5.7

Distribution of Additional CPOs, Rights, etc.

The Company agrees that in the event of any issuance or distribution of (1) additional Shares or CPOs or other Deposited Securities, (2) rights to subscribe for Shares or CPOs or other Deposited Securities, (3) securities convertible into or exchangeable for Shares or CPOs or other Deposited Securities, or (4) rights to subscribe for such securities, it will take all steps reasonably necessary to ensure that no violation by the Company or the Depositary of the Securities Act of 1933 will result from such issuance or distribution.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any CPOs, either upon original issuance or upon a sale of CPOs previously issued and acquired by the Company or by any company under the control of the Company, unless (i) a registration statement is in effect as to such CPOs under the Securities Act of 1933 or (ii) the Depositary has received an opinion of recognized U.S. counsel to the effect that such CPOs could, upon deposit, be offered and sold publicly in the United States without further registration under that Act.  The Depositary will use reasonable efforts to comply with reasonable written instructions of the Company not to accept for deposit hereunder any CPOs identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

SECTION 5.8

Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and Affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, reasonable fees and expenses of counsel) which may arise out of (i) any registration with the Commission of Receipts, American Depositary Shares or Shares or Deposited Securities or the offer or sale thereof in the United States or (ii) acts performed or omitted in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (A) by either the Depositary or the Custodian, or their respective directors, employees, agents or Affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company (except for any information furnished to the Company by the Depositary or the Custodian, as the case may be, that is materially changed by the Company and where such material change has not been consented to by the party furnishing such information) by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the CPOs represented by the American Depositary Shares or the CPOs represented thereby, or omissions from such information or (B) by the Company or any of its directors, employees, agents, attorneys-in-fact or Affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09) of a Receipt or Receipts in accordance with Section 2.09 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (x) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing to the Company (except for any information furnished to the Company by the Depositary or Custodian, as the case may be, that is materially changed by the Company and where such material change has not been consented to by the party furnishing such information) expressly for use in any of the foregoing documents, or (y) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company, its directors, employees, agents, attorneys-in-fact and Affiliates and to hold each of them harmless from any liability or expense (including fees and expenses of counsel) which may arise out of acts performed or omitted to be performed by the Depositary or Custodian due to their negligence or bad faith.

If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a “Proceeding”) in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the “Indemnitee”) shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the “Indemnitor”) of such Proceeding and shall consult in good faith with such Indemnitor as to the conduct of the defense of such action or proceeding, which defense shall be reasonable under the circumstances.  The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee’s ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor’s ability to adequately oppose or defend such Proceeding.  Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to the Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney’s fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee).  The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to Indemnitee that are different from or in addition to those available to the Indemnitor.  No compromise or settlement of such Proceeding may be effected by either party without the other party’s consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement.  Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld.  The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

SECTION 5.9

Charges of Depositary.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Receipt Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three (3) months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing CPOs or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), or by Owners, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of CPOs generally on the  register of the CPO Trust or Receipt Registrar and applicable to transfers of CPOs to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) (to the extent permitted by the rules of any stock exchange on which American Depositary Shares are listed for trading) a fee of $0.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of Receipts referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were CPOs) but which securities are instead distributed by the Depositary to Owners, (8)  any other charge that may, as a result of change in law or regulation (including the rules of any securities depository) after the date of this Deposit Agreement, be payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of CPOs or other Deposited Securities that the Company has not elected to reimburse to the Depositary (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

SECTION 5.10

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company reasonably requests that such data be retained for a longer period.

SECTION 5.11

Exclusivity.

The Company agrees not to appoint any other depositary for the issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder, subject, however, to the rights of the Company under Section 5.04.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.1

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary, without the consent of the Owners or Beneficial Owners of Receipts, in any respect that they may deem necessary or desirable.

Any amendment which shall impose or increase any fees or charges (other than taxes (including, without limitation, stamp taxes) and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other similar expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts or both of them, as applicable, as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2

Termination.

The Depositary shall at any time at the written direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  The Depositary may terminate this Deposit Agreement if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04, such termination to become effective by the Depositary mailing notice of such termination to Owners of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall, in accordance with and subject to the provisions of this Deposit Agreement, (i) continue to collect dividends and other distributions pertaining to Deposited Securities, (ii) sell rights as provided in this Deposit Agreement and (iii) continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of six (6) months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash, after deducting, in each case, the applicable fees and expenses of the Depositary and applicable taxes or governmental charges and except as provided in Section 5.08.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Owner or Beneficial Owner during business hours.

SECTION 7.2

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4

Owners and Beneficial Owners as Parties; Binding Effect.

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of the Receipts.  Each Owner and Beneficial Owner agrees that, by accepting a Receipt, such Owner or Beneficial Owner shall hold such Receipt subject to, and with the obligations of, the provisions hereof.

SECTION 7.5

Notices.

(a)

To the Company.  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or air courier or by cable, telex or facsimile transmission confirmed by letter, addressed to the Company at Carso Global Telecom, S.A. de C.V., Avenida Insurgentes Sur 3500, P.B. Colonia Pena Pobre, 14060 México D.F., Attention: Director de Finanzas, Facsimile: 525-244-0808 or to any other person or place as shall be specified in writing by the Company.

(b)

To the Depositary.  Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or air courier or by cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, 22nd Floor, or to any other place to which the Depositary may have transferred the Depositary’s Office.

(c)

To the Custodian.  Any and all notices to be given to the Custodian shall be deemed to have been duly given if personally delivered or sent by mail or air courier or by cable, telex, or facsimile transmission confirmed by letter, addressed to Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, Paseo de las Palmas 736, Lomas de Chapultepec, 11000 Mexico, Distrito Federal or to any other place to which the Custodian may specify in writing to the Company.

(d)

To any Owner.  Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or air courier or by cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.  Notice to Owners shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.

(e)

General.  Delivery of a notice sent to the Company or the Depositary shall be deemed to be effected when received.  Delivery of a notice sent to a Owner by mail or air courier or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing such notice (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Owner, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York.

SECTION 7.7

Headings.

Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

SECTION 7.8

Assignment.

Subject to the provisions of Section 5.04 and Article IV hereof this Deposit Agreement may not be assigned by either the Company or the Depositary.

SECTION 7.9

Compliance With U.S. Securities Laws.

Notwithstanding anything contrary herein, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or Delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Instruction I.A(1) of the General Instructions to Form F-6, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, CARSO GLOBAL TELECOM, S.A. de C.V. and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first above set forth and all Owners and Beneficial Owners of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

CARSO GLOBAL TELECOM, S.A. de C.V.

By:

Name:

Title:

By:

________________________________

Name:

Title:

THE BANK OF NEW YORK

By:

________________________________

Name:

Title:

EXHIBIT A

THE OWNER OF THIS AMERICAN DEPOSITARY RECEIPT IS NOT ENTITLED TO EXERCISE ANY VOTING RIGHTS WITH RESPECT TO THE SERIES A-1 COMMON SHARES OF CARSO GLOBAL TELECOM, S.A de C.V. UNDERLYING THE AMERICAN DEPOSITARY SHARES EVIDENCED BY THIS AMERICAN DEPOSITARY RECEIPT.

___________________________________

AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents two deposited CPOs)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
evidencing
AMERICAN DEPOSITARY SHARES
representing
CERTIFICADOS DE PARTICIPACION ORDINARIOS

representing

FINANCIAL INTERESTS IN SERIES A-1 COMMON SHARES OF
CARSO GLOBAL TELECOM, S.A. de C.V.
(Incorporated under the laws of the United Mexican States)

THE BANK OF NEW YORK, a New York banking corporation, as Depositary, hereby certifies that _______________ is the owner of _________________ American Depositary Shares representing deposited Certificados de Participacion Ordinarios (herein called “CPOs”) representing financial interests in Series A-1 Common Shares, without par value (herein called “Shares”) of CARSO GLOBAL TELECOM, S.A. de C.V., incorporated under the laws of the United Mexican States (herein called the “Company”). At the date of the Deposit Agreement, one American Depositary Share represents two (2) CPOs deposited under the Deposit Agreement with the custodian, which at the date of execution of the Deposit Agreement is the principal Mexico D.F. office of Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (herein called the “Custodian”). Each CPO represents financial interests with respect to one Share.  The Depositary’s corporate trust office (herein called the “Corporate Trust Office”) is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, NY 10286, and its principal executive office is located at One Wall Street, New York, NY 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, NEW YORK 10286.

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called the “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of December ___, 2003 (as amended from time to time, the “Deposit Agreement”), by and among the Company, the Depositary and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights and obligations of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of Shares deposited thereunder and any and all other securities, property and cash received at any time in respect or in lieu of such Shares and held thereunder (such Shares, securities, property and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and with the Commission.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement, and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made (except for the text in italics, which provides additional information not contained in this Deposit Agreement).  Terms used in this Receipt that are defined in the Deposit Agreement and not otherwise defined herein have the meanings given them in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES.

Upon surrender at the Depositary’s Corporate Trust Office of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of Receipts against withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement and the Deposited Securities, the Owner of such Receipt shall be entitled to (i) with respect to the CPOs represented by such Receipt, transfer through Indeval such CPOs to an account at Indeval in the name of the Owner or such other name as the Owner may direct and (ii) physical delivery, to or upon the order of such Owner, of any other Deposited Securities at the time represented by such Receipt.

Delivery of such Deposited Securities (if made by physical delivery of certificates for securities) may be made by the delivery of certificates in the name of such Owner or as ordered by such Owner or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause (i) the transfer of the CPOs represented by such Receipt to an account in the name of the Owner or such other name as the Owner may direct and (ii) any other Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the Mexico City office of the Custodian, subject to Sections 2.06, 3.01, 3.02 and 5.09 of the Deposit Agreement and pursuant to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the Deposited Securities (including evidence of transfer of the CPOs) at the time represented by such Receipt, except that the Depositary may, in its discretion, make delivery to such person or persons at the Depositary’s Office of any evidence of transfer, cash, dividends, distributions or rights with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any such cash, dividends, distributions or rights, which may at the time be held by the Depositary. At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property comprising, and to forward any certificate or certificates and other proper documents of title for, the Deposited Securities (including evidence of transfer of the CPOs) represented by such Receipts to the Depositary for delivery at the Depositary’s Corporate Trust Office. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

3.

TRANSFER OF RECEIPTS, COMBINATIONS AND SPLIT-UPS OF RECEIPTS; LIMITATIONS; FILING PROOFS, CERTIFICATES AND OTHER INFORMATION; PRE-RELEASE.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon any surrender at the Depositary’s Corporate Trust Office of a Receipt by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto. The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender at the Depositary’s Corporate Trust Office of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require (i) payment from the Owner, the presenter of the Receipt or the depositor of CPOs of a sum sufficient to reimburse it for any tax, duty or other governmental charge payable with respect thereto (including any such tax, duty or other governmental charge with respect to CPOs being deposited, to the Receipts being issued or to the Deposited Securities being withdrawn) and any transfer or registration fees in effect for the registration or registration of transfers of CPOs generally on the register of the CPO Trust or Receipt Registrar; (ii) payment of any applicable fees as provided in the Deposit Agreement; (iii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iv) compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

Any person presenting CPOs for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information relating to the registration on the books of the CPO Trust or Receipt Registrar, if applicable, of the CPOs presented for deposit, to execute and deliver to the Depositary or the Custodian such certificates, and to make such representations and warranties as the Depositary may deem necessary or proper, or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the execution, delivery or registration of transfer of any Receipt, the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof, or the delivery of any Deposited Securities underlying such Receipt until the foregoing is accomplished to the Depositary’s reasonable satisfaction. The Depositary shall provide the Company, upon the Company’s request, in a timely manner, with copies of any such proofs of citizenship or residence, or exchange control approval that it receives, unless that disclosure is not permitted under applicable law.

The delivery of Receipts against deposits of CPOs generally may be suspended, or the delivery of Receipts against the deposit of particular CPOs may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the register of the CPO Trust or the Receipt Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary, the CPO Trustee, the Company or the Receipt Registrar at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or any securities exchange on which the American Depositary Shares or CPOs are listed, or under any provision of the Receipts or of the Deposit Agreement, or for any other reason.

Notwithstanding the foregoing sentence or any provision of this Receipt or the Deposit Agreement to the contrary, Owners shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in Section I.A.(1) of the General Instructions (or any successor provision thereto) to Form F-6, as in effect from time to time, as prescribed by the Commission under the Securities Act of 1933.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any CPOs, which, if sold by the holder thereof in the United States (as defined in Regulation S), would be subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect as to such CPOs or such sale would be exempt from such provisions. The Depositary shall comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any CPOs identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of CPOs pursuant to Section 2.02 of the Deposit Agreement (“Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver CPOs upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of CPOs in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) owns the CPOs or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such CPOs or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such CPOs or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such CPOs or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) Business Days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of CPOs not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the CPOs deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set U.S. dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver CPOs or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities thereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

4.

LIABILITY OF OWNER FOR TAXES.

Any tax, duty or other governmental charge or expense payable by the Custodian, the Depositary or the nominee or nominees of either as the registered holder of any Deposited Securities underlying this Receipt shall be payable by the Owner or Beneficial Owner hereof, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect registration of transfer of this Receipt or any transfer or withdrawal of Deposited Securities underlying this Receipt until such payment is made, and may withhold any cash dividends or other cash distributions constituting Deposited Securities underlying this Receipt, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the other Deposited Securities underlying this Receipt, and may apply such cash or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting any such sale), the Owner or Beneficial Owner hereof remaining liable for any deficiency.

5.

WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing CPOs under the Deposit Agreement shall be deemed thereby to represent and warrant that such CPOs and the underlying Shares and each certificate therefor, if any, are validly issued and outstanding, fully paid, non-assessable, that all preemptive rights, if any, with respect to such CPOs and Shares have been validly waived or exercised, and that the person making such deposit is duly authorized so to do. Every such person (other than the Company) shall also be deemed to represent that the deposit of those CPOs and the public sale of American Depositary Shares representing those CPOs is not restricted under the securities laws of the United States. All such representations and warranties shall survive the deposit or withdrawal of CPOs and issuance or cancellation of Receipts therefor.

6.

CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Receipt Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three (3) months. The charges and expenses of the Custodian are for the sole account of the Depositary. The following charges shall be incurred by any party depositing or withdrawing CPOs or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of CPOs generally on the register of the CPO Trust or Receipt Registrar and applicable to transfers of CPOs to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) (to the extent permitted by the rules of any stock exchange on which American Depositary Shares are listed for trading) a fee of $0.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 thereof, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of Receipts referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were CPOs) but which securities are instead distributed by the Depositary to Owners and (8) any other charge that may, as a result of change in law or regulation (including the rules of any securities depository) after the date of the Deposit Agreement, be payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of CPOs or other Deposited Securities that the Company has not elected to reimburse to the Depositary (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

7.

TITLE TO RECEIPTS.

It is a condition of this Receipt, and every successive Owner hereof by accepting or holding this Receipt consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions in respect of the Deposited Securities or to any notice provided for in the Deposit Agreement, and for all other purposes.

8.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Receipt Registrar shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Receipt Registrar.

9.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05 of the Deposit Agreement, as promptly as practicable convert such dividend or distribution into U.S. dollars and shall distribute as promptly as practicable the amount thus received (net of the fees and expenses of the Depositary as provided in subsection 5.09(6) of the Deposit Agreement) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owner of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or the Depositary, as appropriate, will remit to the appropriate governmental agency in Mexico all amounts (if any) required to be withheld and owing to such agency. The Depositary will as promptly as practicable forward to the Company or its agents such information from its records as the Company or its agent may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and either the Depositary, the Company or its agent may file any such reports necessary to obtain benefits under any applicable tax treaties for Owners.

Subject to the applicable provisions of the Deposit Agreement, whenever the Depositary shall receive any distribution other than cash, CPOs or rights to instruct the CPO Trustee to subscribe for additional Shares, the Depositary shall cause the securities or property received by it to be distributed as promptly as practicable to the Owners entitled thereto, after deduction or upon payment of any taxes or other governmental charges and any fees and expenses of the Depositary as provided in subsection 5.09(6) or (7), as the case may be, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including any securities law requirement or any requirement that the Company, the Depositary or the Custodian withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash. The Depositary need not make any distribution of securities under Section 4.02 of the Deposit Agreement unless it has received an opinion of recognized U.S. counsel for the Company, addressed to the Depositary, to the effect that the distribution may be made without registration of the securities under the Securities Act of 1933 or that a registration statement is in effect under that Act that covers the distribution.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, CPOs, subject to the applicable provisions of the Deposit Agreement, the Depositary may, with the approval of the Company, and shall, if the Company shall so request, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of CPOs received as such dividend or distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of CPOs and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of fees and expenses of the Depositary as provided in subsections 5.09(5) and 5.09(6) of the Deposit Agreement. The Depositary may withhold any such distribution if it has not received reasonably satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall use reasonable efforts to sell the amount of CPOs or Shares underlying the amount of CPOs represented by the aggregate of such fractions and distribute as promptly as practicable the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional CPOs distributed upon the Deposited Securities represented thereby.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities an option to elect to receive dividends in fully paid CPOs instead of cash, the Depositary and the Company agree to consult to determine whether such option will be made available to the Owners of Receipts and, if such option is to be made available to Owners, the procedures to be followed.

In the event that the Company shall offer or cause to be offered to the holders of any Shares any rights to subscribe for additional Shares and the CPO Trustee, as a holder of Shares, offers to holders of CPOs the right to instruct the CPO Trustee to subscribe for such holders’ proportionate share of such additional Shares, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to the Owners of Receipts or in disposing of such rights on behalf of such Owners and making the net proceeds available in U.S. dollars to such Owners; provided, however, that the Depositary will, if requested by the Company, take action as follows: (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Owners by means of warrants or otherwise, and the Company and the Depositary have entered into a separate agreement relating to that rights offering, the Depositary shall distribute as promptly as practicable warrants or other instruments therefor in such form as it may determine to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Owners; or (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to all or certain Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary will use its reasonable efforts to sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and will allocate the net proceeds of such sales for the account of the Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions, the date of delivery of any Receipt or Receipts or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.01 of the Deposit Agreement.

If a registration statement under the Securities Act of 1933 is required with respect to the securities to which any rights relate in order for the Company to offer such rights to Owners and sell the securities represented by such rights, the Depositary will not offer such rights to Owners unless and until such a registration statement is in effect, or unless the offering and sale of such securities and such rights to such Owners are exempt from registration under the provisions of such Act, as confirmed by an opinion of recognized U.S. counsel for the Company addressed to the Depositary.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars, and such U.S. dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such U.S. dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or otherwise and shall be net of any expenses of conversion into U.S. dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall promptly file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Owners entitled to receive the same uninvested and without liability for interest thereon.

10.

RECORD DATES.

Whenever the Depositary shall receive notice of the fixing of a record date by the Company or the CPO Trustee for the determination of holders of Deposited Securities or Shares, whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of CPOs that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of CPOs, Shares or other Deposited Securities, or whenever the Depositary finds it necessary or convenient, the Depositary shall, after consultation with the Company, fix a record date, which date shall, to the extent practicable, be the same as the record date fixed by the Company, the CPO Trustee or Indeval for the determination of the Owners who shall be (a) entitled (i) to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, (ii) to give instructions for the exercise of voting rights at any such meeting or (iii) to receive American Depositary Shares representing such changed number of CPOs, or (b) responsible for any fee or charges assessed by the Depositary pursuant to the Deposit Agreement. Subject to the provisions of Sections 4.01 through 4.04 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Owners on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to give voting instructions in proportion to the number of American Depositary Shares held by them, respectively.

11.

VOTING OF DEPOSITED SECURITIES.

The CPO Trust Agreement, as in effect on the date of the Deposit Agreement, does not give holders of CPOs the right to instruct the CPO Trustee how to vote the underlying Shares.  Therefore, the two following paragraphs apply only if there is a meeting of holders of CPOs or there is a change in the CPO Trust Agreement that otherwise gives holders of Deposited Securities voting rights or rights to give instructions how to vote securities underlying the Deposited Securities.

Upon receipt from the Company of notice of any meeting of holders of Shares or Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, fix a record date as provided in Section 4.06 of the Deposit Agreement and mail to the Owners a notice which shall contain (i) such information as is contained in such notice of meeting received by the Depositary from the Company, (ii) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Mexican law, the CPO Trust or the Bylaws, to instruct the Depositary as to the exercise of the voting rights, or right to give voting instructions, if any, pertaining to the amount of Shares or Deposited Securities represented by their respective American Depositary Shares and (iii) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received.  Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted or to give voting instructions with respect to the amount of Deposited Securities underlying the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.  If such instructions are set forth, the Depositary shall not vote or attempt to exercise the right to vote that attaches to those CPOs or other Deposited Securities other than in accordance with such instructions or deemed instructions.  If no instructions are received by the Depositary from any Owner, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote or give voting instructions with respect to such Deposited Securities; provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information promptly in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such proxy would materially and adversely affect the rights of holders of CPOs.  In the event that the Company does so inform the Depositary in writing of the existence of any of the foregoing circumstances (x), (y) or (z), then the Depositary shall deem such Owner to have so instructed the Depositary to vote or to give voting instructions with respect to or cause the Custodian to vote or give voting instructions with respect to such Deposited Securities in the same manner as holders of the majority of the class of Deposited Securities voted at the relevant meeting.

Whenever any Owner gives a notice to the Depositary containing a request for a meeting of holders of CPOs concerning any business of the CPO Trust or at which holders of CPOs may be entitled to vote, the Depositary shall give or cause to be given notice to the Common Representative containing such request in the same form as provided in the notice from such Owner.  Such notice shall state that it is given in the Depositary’s capacity as the holder of that number of CPOs represented by the American Depositary Shares evidenced by the Receipts held by such Owner.

There can be no assurance that Owners generally or any Owner in particular will receive the notice required by Section 4.07 of the Deposit Agreement sufficiently prior to the date established by the Depositary to ensure that the Depositary will be able to vote or give voting instructions with respect to the Deposited Securities in accordance with that Section.

12.

CHANGES AFFECTING DEPOSITED SECURITIES.

Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the approval of the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

13.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company currently furnishes the Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located, as of the date of the Deposit Agreement, at 450 Fifth Street, N.W., Washington, D.C. 20549. The Depositary shall make available for inspection by Owners at the Depositary’s Office, and at any other designated transfer offices English language versions of any reports or communications received from the Company or the CPO Trustee which are both (a) received by the Depositary or the Custodian or the nominee of either of them as the holder of the Deposited Securities in English language versions, and (b) made generally available to the holders of such Deposited Securities by the Company or the CPO Trustee. The Depositary shall also send to Owners copies of such reports or communications when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement. Any such reports or communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission. The Depositary will keep books at the Depositary’s Office for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, the Receipts or the CPOs.

14.

WITHHOLDING.

Notwithstanding any other provision of the Deposit Agreement, if the Depositary determines that any distribution in property (including CPOs or Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including CPOs or Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or charges to the Owners entitled thereto in the manner described in Sections 4.01 and 4.02  and according to Section 4.11 of the Deposit Agreement, as the case may be.

15.

LIABILITY OF THE DEPOSITARY AND THE COMPANY.

Neither the Depositary nor the Company nor any of their respective controlling persons, directors, employees, agents, attorneys-in-fact or Affiliates shall incur any liability to any Owner, Beneficial Owner or any other person in respect of any Receipt if, by reason of any provision of any present or future law or regulation of the United States, the United Mexican States or any other country or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Bylaws, or by reason of any provisions of any securities issued or distributed by the Company or the CPO Trustee, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstance beyond its control, the Depositary, the CPO Trustee or the Company or any of their respective directors, employees, agents, attorneys-in-fact or Affiliates shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents, attorneys-in-fact or Affiliates incur any liability to any Owner or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason outside the control of the Depositary using reasonable efforts, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts, except that they agree to use their reasonable efforts exercised in good faith to perform their respective duties specifically set forth in the Deposit Agreement. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting CPOs for deposit, any Owner or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith and in accordance with the terms of the Deposit Agreement. Subject to the Deposit Agreement, the Depositary may own and deal in any class of securities of the Company and its Affiliates and in Receipts. The Depositary shall not be liable to Owners or Beneficial Owners for any acts or omissions made by a successor depositary, whether in connection with a previous act or omission of the Depositary, or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary used its reasonable efforts exercised in good faith to perform its duties while it acted as Depositary. The Company agrees to indemnify the Depositary, its directors, employees, agents and Affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, reasonable fees and expenses of counsel) which may arise out of (i) any registration with the Commission of Receipts, American Depositary Shares or Shares or Deposited Securities or the offer or sale thereof in the United States or (ii) acts performed or omitted in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (A) by either the Depositary or the Custodian, or their respective directors, employees, agents or Affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company (except for any information furnished to the Company by the Depositary or the Custodian, as the case may be, that is materially changed by the Company and where such material change has not been consented to by the party furnishing such information) by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the CPOs represented by the American Depositary Shares or the CPOs represented thereby, or omissions from such information or (B) by the Company or any of its directors, employees, agents, attorneys-in-fact or Affiliates.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement

16.

RESIGNATION AND REMOVAL OF DEPOSITARY.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by sixty (60) days’ prior written notice of such removal, which shall become effective upon the later to occur of (i) the sixtieth (60th) day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute custodian approved by the Company (such approval not to be unreasonably withheld) which shall thereafter be the Custodian under the terms of the Deposit Agreement.

17.

AMENDMENT OF DEPOSIT AGREEMENT AND RECEIPTS.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect that they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes (including, without limitation, stamp taxes) and other governmental charges, registration fees, cable, telex or facsimile transmissions costs, delivery costs or other similar expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts or both of them, as applicable, as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

18.

TERMINATION OF THE DEPOSIT AGREEMENT.

The Depositary shall at any time at the written direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement, such termination to become effective by the Depositary mailing notice of such termination to Owners of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall, in accordance with and subject to the provisions of the Deposit Agreement, (i) continue to collect dividends and other distributions pertaining to Deposited Securities, (ii) sell rights as provided in the Deposit Agreement and (iii) continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held by it under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash, after deducting, in each case, the applicable fees and expenses of the Depositary and applicable taxes or governmental charges and except as provided in Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 thereof.

19.

DISCLOSURE OF INTERESTS; OWNERSHIP RESTRICTIONS.

To the extent that provisions of or governing any Deposited Securities or applicable law may require the disclosure of beneficial or other ownership of Deposited Securities or other securities of the Company and provide for blocking of Owner or Beneficial Owner’s transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary will comply with the reasonable and practicable instructions of the Company as to Receipts in respect of any such enforcement or limitation. Owners and Beneficial Owners shall comply with all such disclosure requirements and shall cooperate with the Depositary’s compliance with such instructions and by their holding of Receipts are deemed to consent to any such limitation or blocking of rights.  The Company may restrict transfers of the CPOs where such transfer might result in ownership of CPOs exceeding limits imposed by applicable law or the Bylaws or the CPO Trust.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of CPOs or Shares represented by the American Depositary Shares held by a single Owner or Beneficial Owner to exceed any such limits.  The Company may, with respect to the ownership interest of any Owner or Beneficial Owner in excess of the limitations set forth in the preceding sentence, in its sole discretion, instruct the Depositary to take any necessary and expedient action and the Depositary shall, to the extent practicable, take such action, including but not limited to a mandatory sale or disposition on behalf of an Owner or Beneficial Owner of CPOs represented by American Depositary Shares held by such Owner or Beneficial Owner, as the case may be, in excess of such limitations, if and to the extent such disposition is permitted by applicable law or the Bylaws or the CPO Trust.

20.

HEADINGS.

Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

21.

GOVERNING LAW.

The Deposit Agreement and this Receipt shall be interpreted in accordance with, and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, the laws of the State of New York.

22.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything contrary in the Deposit Agreement or herein, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement or hereunder to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Instruction I.A.(l) of the General Instructions to Form F-6, as amended from time to time, under the Securities Act of 1933.

23.

THE CPO TRUST.

Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, is CPO Trustee under the Trust which was created under the Foreign Investment Law, in order to permit non-Mexican investment in the Company by removing voting rights otherwise appertaining to such investments without affecting the economic consequences of such investments.  The CPO Trust operates through S.D. Indeval, S.A. de C.V. (“Indeval”), the central depositary for participants trading on the Mexican Securities Exchange, which maintains ownership records of the CPOs in book entry form.  The principal executive office of the CPO Trustee is located as of the date of the Deposit Agreement at Palmas 736, Colonia Lomas de Chapultepec, 11000, México D.F., México.  The terms of the CPO Trust, upon which the Shares may be deposited and CPOs issued, are briefly described as follows (which description is qualified by and subject to the terms of the CPO Trust, copies of which in Spanish and in an English translation are on file at the Depositary's Office, the office of the Custodian and at any other designated transfer office for Receipts): (i) each CPO represents a financial interest in one Share; (ii) the CPOs have no voting rights, except as discussed in (vii) below, and the CPO Trustee exercises the voting rights of the Shares underlying the CPOs in the same manner that a majority of all other Shares are voted; (iii) if the CPO Trustee receives a dividend in Shares, those Shares will be retained in the CPO Trust and the CPO Trustee will deliver additional CPOs represesenting those Shares to the CPO holders in proportion to their holdings; cash dividends on the Shares received by the CPO Trustee will be distributed to CPO holders’ accounts in proportion to their holdings; (iv) CPO holders will be informed and have access to materials at the same time as direct holders of Shares; (v) CPOs shall have pre-emptive rights to subscribe for additional Shares and to participate in any capital increase; (vi) any securities resulting from dividends, splits or plans of reorganization are distributed to CPO holders through Indeval at the same time as direct holders of Shares receive such securities (but only in the form of CPOs, to the extent available); (vii) the CPO Trust Agreement may only be amended by prior instructions from the Company or the Technical Committee; the CPO Trust may be terminated following instructions from the Technical Committee of the CPO Trust, after a resolution has been adopted at a meeting by holders of a majority of CPOs and must be terminated after thirty (30) years (unless rolled into new trusts under similar terms); (viii) Indeval participants may confirm their position on the CPO Trust's transfer books through Indeval but may not inspect same or obtain any list of holders of CPOs; (ix) only CPO holders who are Mexican nationals may obtain title to Shares upon surrender of title to CPOs; and (x) the CPO Trustee is not responsible for actions of the Company, the Depositary or any third party, or if any governmental authority prevents it from performing its duties under the CPO Trust Agreement; nor is the CPO Trustee responsible for acts performed in compliance with the instructions of the Technical Committee; and it is not responsible for failing to comply with instructions of the Technical Committee that are unlawful or contrary to the terms of the CPO Trust Agreement.  Fees or charges payable to the CPO Trustee are not charged against CPO holders.